CUSIP No. 88165U109	13G	Exhibit 99.1

EXHIBIT A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the Common Stock of TetraLogic Pharmaceuticals Corporation is filed on behalf of each of us.

Dated: February 16, 2016

NexTech III Oncology, LPCI

By: Nextech III GP Ltd.

Its: General Partner

By:	/s/ Alfred Scheidegger
Alfred Scheidegger, Managing Member

By:	/s/ Thomas Lips
Thomas Lips, Managing Member

Nextech III GP Ltd.

By:	/s/ Alfred Scheidegger
Alfred Scheidegger, Managing Member

/s/ Alfred Scheidegger
Alfred Scheidegger

/s/ Thomas Lips
Thomas Lips

/s/ Marco Weibel
Marco Weibel